POWER OF ATTORNEY

        The  undersigned  constitutes and appoints LAURA J. SCHUMACHER, JENNIFER
 M. LAGUNAS, EMILY A. WEITH and STEVEN L. SCROGHAM, and each of them individually, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, to prepare and sign any and all Securities and Exchange Commission ("SEC") Notices of Proposed Sales of Securities pursuant to Rule 144 under the Securities Act of 1933 on Form 144, all SEC statements on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, including a Form ID and any other documents necessary to obtain codes and passwords necessary to make electronic filings, and any amendments or successors to such forms, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite, necessary or desirable to be done under said Rule 144 and Section 16(a), as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        A copy of this power of attorney shall be filed with the SEC. The authorization set forth above shall continue in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4, or 5 or if earlier, until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

  Date: Nov. 10, 2020

                                              /s/ Elaine K. Sorg
                                              ------------------------------

                                              Elaine K. Sorg
                                              ------------------------------
                                              Name

                                              AbbVie Inc.
                                              1 N. Waukegan Road
                                              North Chicago, IL  60064